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                                                                    EXHIBIT 10.2





                             DEL MONTE FOODS COMPANY



                            1997 STOCK INCENTIVE PLAN



                          (AS AMENDED OCTOBER 21, 1999)




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1. Purpose of the Plan

         This Del Monte Foods Company 1997 Stock Incentive Plan is intended to promote the interests of the Company by providing certain employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the employ of the Company.

2. Definitions

         As used in the Plan, the following definitions apply to the terms indicated below:

         (a) "Board of Directors" shall mean the Board of Directors of Del Monte or such committee of the Board of Directors as may be designated by the Board of Directors.

         (b) "Cause," when used in connection with the termination of a Participant's employment with the Company, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company or any of its subsidiaries or affiliates, unless the Participant has an existing Permanent Disability, or (iv) deliberate misconduct which is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company. Notwithstanding the foregoing provisions of this
Section 2(b), "Cause," when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company, shall have the meaning assigned to such term in such agreement.

         (c) "Change of Control" shall mean the occurrence of one or more of the following events:

             (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a "Person") or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates (as defined below) thereof other than to TPG Partners, L.P. ("TPG") or its Affiliates;

             (2) the approval by the holders of any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Company ("Capital Stock") of any plan or proposal for the liquidation or dissolution of the Company;

             (3) (i) any Person or Group (other than TPG or its Affiliates) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Company and (ii) TPG and its Affiliates shall beneficially own, directly



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or indirectly, in the aggregate a lesser percentage of the Voting Stock of the
Company than such other Person or Group; or

             (4) the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously approved or who were nominated by, or designees of TPG or its Affiliates (any such individual who was a director at the beginning of such period or is so approved, nominated or designated being referred to herein as an "Incumbent Director"): provided, however, that no individual shall be considered an Incumbent Director if the individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors ( a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

             (5) a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or any other similar transaction.

         For purposes of this Section 2(c), "Affiliate" shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative of the foregoing.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

         (f) "Common Stock" shall mean common stock of Del Monte, $.01 par value per share.

         (g) "Company" shall mean Del Monte and its subsidiaries.

         (h) "Del Monte" shall mean Del Monte Foods Company, a Maryland corporation.



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         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (k) "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6 hereof.

         (l) "Participant" shall mean an employee of the Company who is eligible to participate in the Plan and to whom an Option is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

         (m) "Permanent Disability" shall mean physical or mental disability as a result of which the Participant is unable to perform his duties with the Company on substantially a full-time basis for any period of six (6) consecutive months. Any dispute as to whether or not the Participant is so disabled shall be resolved by a physician reasonably acceptable to the Participant and the Company whose determination shall be final and binding upon both the Participant and the Company. Notwithstanding the foregoing provisions of this Section 2(m), "Permanent Disability," when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company, shall have the meaning assigned to such term in such agreement.

         (n) "Plan" shall mean this Del Monte Foods Company 1997 Stock Incentive Plan, as it may be amended from time to time.

         (o) A "Public Market" for the Common Stock shall be deemed to exist if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, or if trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

         (p) "Securities Act" shall mean the Securities Act of 1933, as amended.

3. Stock Subject to the Plan

         Subject to adjustment as provided in Section 7 hereof, the Committee may grant Options to Participants with respect to 9,508 shares of Common Stock. In the event that any outstanding Option expires, terminates or is cancelled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grants under the Plan.

               Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, as determined by the Committee.



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4. Administration of the Plan

         The Plan shall be administered by the Committee. The Committee shall from time to time designate the key employees of the Company who shall be granted Options, the number of shares subject to each Option and the terms and conditions on which each Option shall be granted.

         The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Option issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties and all decisions, determinations, selections and other actions permitted or required to be taken or made by the Committee with respect to the Plan shall be subject to the absolute discretion of the Committee. No member of the Committee shall be liable to any Participant for any action, omission, or determination relating to the Plan.

         Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

5. Eligibility

         The persons who shall be eligible to receive Options pursuant to the Plan shall be such employees of the Company who are largely responsible for the management, growth and protection of the business of the Company as the Committee shall select from time to time.

6. Options

         Each Option granted pursuant to the Plan shall be evidenced by an agreement in the form attached hereto as Exhibit A or B, as appropriate. Options shall comply with and be subject to the following terms and conditions:

         (a) Identification of Options. All Options shall be clearly identified in the agreement evidencing their grant as non-qualified stock options that are not intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code or as Incentive Stock Options.

         (b) Exercise Price. The exercise price per share of each Option shall be such price as the Committee shall determine at the time at which the Option is granted; provided, that the exercise price per share of any Incentive Stock Option granted under the Plan shall be not less than 100% of the fair market value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

         (c) Term and Exercise of Options. Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; and




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provided, further, that each Option shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan.

         (d) Effect of Termination of Employment.

             (1) In the event of the termination of the employment of a Participant with the Company for Cause, each Option then outstanding shall expire and be cancelled upon such termination.

             (2) In the event that the employment of a Participant with the Company shall be terminated other than by the Company for Cause or on account of Permanent Disability or death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of ninety (90) days after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term. In the event that the employment of a Participant with the Company shall terminate on account of Permanent Disability or death of the Participant, (x) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one (1) year after such termination, on which date they shall expire, and (y) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

         (e) Certain Terms and Conditions

             (1) Each Option shall be exercisable in whole or in part with respect to not less than one share of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

             (2) An Option shall be exercised by delivering notice to Del Monte's principal office in the form attached hereto as Exhibit C, to the attention of its Chief Financial Officer with a copy to its General Counsel, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise in cash, by certified check, bank cashier's check or wire transfer, or by tender to Del Monte of shares of Common Stock already owned and held by the Participant for at least six (6) months, which shares shall be valued as determined by the Board of Directors on the effective date of the proposed exercise. In the event that, prior to the existence of a Public Market for the Common Stock, a Participant elects to pay the exercise price upon the exercise of an Option by the tender of previously-owned shares, the delivery by Del Monte of certificates representing the shares of Common Stock purchased upon





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such exercise shall be deferred pending a determination of the exact number of the shares of Common Stock required to be tendered by the Participant.

             (3) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

             (4) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the preceding provisions of this Section 6(e)(4), a Participant may assign his rights with respect to any Option other than any Incentive Stock Option granted to him to a trust or custodianship the beneficiaries of which may include only the Participant, the Participant's spouse, or the Participant's lineal descendants (by blood or adoption). In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations and responsibilities as apply to the Participant under the Plan and shall be entitled to all the rights of the Participant under the Plan.

         (f) Certain Terms Applicable to Incentive Stock Options

             (1) The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Del Monte or any "subsidiary corporation" within the meaning of Section 424(f) of the Code shall not exceed $100,000. Such fair market value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that such aggregate fair market value exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent of such excess and in the order in which they were granted, automatically be deemed not to be Incentive Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

             (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Del Monte or any of its "subsidiary corporations" within the meaning of Section 424(f) of the Code, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the fair market value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

         (g) Consequences Upon Certain Transactions. Not more than ten (10) days prior to a Change of Control, all outstanding Options shall vest and become immediately exercisable.

7. Adjustment Upon Changes in Common Stock

         (a) Subject to any required action by the shareholders of Del Monte, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but



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only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected by Del Monte without receipt or payment of consideration, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Option and the exercise price per share of Common Stock of each such Option.

         (b) Subject to any required action by the shareholders of Del Monte, in the event that Del Monte shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

         (c) In the event of a dissolution or liquidation of Del Monte, or a sale of all or a substantial portion of the Common Stock held by TPG, the Committee shall have the power to:

             (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option, equal to the excess of (A) the value, as determined by the Committee in good faith, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over
(B) the exercise price of such Option; or

             (ii) permit Participants to exercise their Options and participate in such transaction on a basis no less favorable than that afforded other owners of Common Stock.

         (d) In the event of any change in the capitalization of Del Monte or corporate change other than those specifically referred to herein, the Committee will make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider necessary or appropriate.

         (e) Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Del Monte or any other corporation. Except as expressly provided in the Plan, no issuance by Del Monte of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Option or the exercise price of any Option.

8. Rights as a Stockholder

         (a) No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Option granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares.



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         (b) Notwithstanding anything herein to the contrary, prior to the existence of a Public Market, Del Monte shall not be obligated to cause to be issued or delivered to or for the benefit of any Participant any certificates evidencing shares of Common Stock pursuant to the Plan unless and until such Participant executes a Stockholders' Agreement in the form attached hereto as Exhibit D.

9. No Special Employment Rights; No Right to Option

         (a) Nothing contained in the Plan or any Option shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in effect at the time of the grant of an Option.

         (b) No person shall have any claim or right to receive an Option hereunder. The Committee's granting of an Option to a Participant at any time shall neither require the Committee to grant an Option to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

10. Securities Matters

         (a) Del Monte shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Del Monte shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Del Monte is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

         (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to Del Monte shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Del Monte may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. Del Monte shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option



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has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

         (c) In the event that the Committee defers the effectiveness of the exercise by a Participant of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws, such Participant may elect, by delivery of written notice by the Participant to the Company not later than thirty (30) days following his receipt of notice of such deferral or the expiration of such deferral, to surrender the exercisable portion of such Option (or any portion thereof) to the Company in consideration for a lump sum payment in cash in an amount equal to the product of (A) the excess of (i) the value of a share of Common Stock as determined by the Board of Directors as of the date of surrender over (ii) the per share exercise price of the Option and (B) the number of shares with respect to which such Participant desires and is entitled to exercise such Option. Notice shall be delivered in person or by certified mail, return receipt requested and shall be deemed to have been given when personally delivered or three (3) days after mailing.

11. Withholding Taxes

         (a) Cash Remittance. Whenever shares of Common Stock are to be issued upon the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise prior to the delivery of any certificate or certificates for such shares. In addition, upon the making of any cash payment pursuant to the Plan, the Company shall have the right to withhold from such payment an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise.

         (b) Stock Remittance or Withholding. At the election of the Participant, when shares of Common Stock are to be issued upon the exercise of an Option, the Participant may tender to Del Monte a number of shares of Common Stock previously owned by him, or direct the Company to withhold a number of shares of Common Stock, the value of which as of the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise (based upon the value of a share of Common Stock as determined by the Board of Directors as of the exercise date) and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise. Such election shall satisfy the Participant's obligations under Paragraph 11(a) hereof. In the event that a Participant makes an election pursuant to this Section 11(b) prior to the existence of a Public Market for the Common Stock, the delivery by Del Monte of certificates representing the shares of Common Stock purchased upon such exercise shall be deferred pending a determination of the exact number of the shares of Common Stock required to be tendered or withheld.



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12. Termination and Amendment of the Plan

         The right to grant Options under the Plan will terminate on August 4, 2007. The Board of Directors may at any time suspend or terminate the Plan or revise or amend it in any respect whatsoever.

13. Transfers Upon Death

         Upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Option.

14. No Obligation to Exercise

         The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

15. Expenses and Receipts

         The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Option will be used for general corporate purposes.

l6. Failure to Comply

         In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Option, unless such failure is remedied by such Participant within ten (10) days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Committee, in its absolute discretion, may determine.

17. Applicable Law

         The Plan will be administered in accordance with the laws of the State of California, without reference to its principles of conflicts of law.




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